Exhibit 20

                            OFFICER'S CERTIFICATE


      I, James Ransom, Chief Accounting Officer of The Money Store Inc., a New Jersey Corporation (the "Company") do hereby certify that:

    1. The Company (as Servicer under the following Pooling and Servicing Agreements):

           1. The Money Store Pass-Through Certificates, Residential Second Mortgage Loans, Series 1991-2, under the Pooling and Servicing Agreement dated as of May 31, 1991

           2. The Money Store Pass-Through Certificates, Residential Second Mortgage Loans, Series 1991-3, under the Pooling and Servicing Agreement dated as of August 31, 1991

           3. The Money Store Pass-Through Certificates, Residential Second Mortgage Loans, Series 1991-4, under the Pooling and Servicing Agreement dated as of November 30, 1991

           4. TMS Home Equity Loan Asset Backed Certificates, Series 1992-A, under the Pooling and Servicing Agreement dated as of January 31, 1992

           5. TMS Home Equity Loan Asset Backed Certificates, Series 1992-B, under the Pooling and Servicing Agreement dated as of May 31, 1992.

           6. TMS Home Equity Loan Asset Backed Certificates, Series 1992-C, under the Pooling and Servicing Agreement dated as of August 31, 1992

           7. TMS Home Equity Loan Asset Backed Certificates, Series 1992-D, under the Pooling and Servicing Agreement dated as of November 30, 1992

           8. TMS Home Equity Loan Asset Backed Certificates, Series 1993-A, under the Pooling and Servicing Agreement dated as of February 28, 1993

           9. TMS Home Equity Loan Asset Backed Certificates, Series 1993-B, under the Pooling and Servicing Agreement dated as of May 31, 1993

           10. TMS Home Equity Loan Asset Backed Certificates, Series 1993-C, under the Pooling and Servicing Agreement dated as of August 31, 1993

           11. TMS Home Equity Loan Asset Backed Certificates, Series 1993-D, under the Pooling and Servicing Agreement dated as of November 30, 1993

           12. TMS Home Equity Loan Asset Backed Certificates, Series 1994-A, under the Pooling and Servicing Agreement dated as of January 31, 1994
           13. TMS Home Equity Loan Asset Backed Certificates, Series 1994-B, under the Pooling and Servicing Agreement dated as of May 31, 1994

           14. TMS Home Equity Loan Asset Backed Certificates, Series 1994-C, under the Pooling and Servicing Agreement dated as of July 31, 1994

           15. TMS Home Equity Loan Asset Backed Certificates, Series 1994-D, under the Pooling and Servicing Agreement dated as of November 30, 1994

           16. TMS Home Equity Loan Asset Backed Certificates, Series 1995-A, under the Pooling and Servicing Agreement dated as of February 28, 1995

           17. TMS Home Equity Loan Asset Backed Certificates, Series 1995-B, under the Pooling and Servicing Agreement dated as of August 31, 1995

18.   TMS Home Equity Loan Asset Backed Certificates, Series 1995-C, under the Pooling and Servicing Agreement dated as of November 30,
                1995

           19. TMS Home Equity Loan Asset Backed Certificates, Series 1996-A, under the Pooling and Servicing Agreement dated as of February 29, 1996

           20. TMS Home Equity Loan Asset Backed Certificates, Series 1996-B, under the Pooling and Servicing Agreement dated as of May 31, 1996

           21. TMS Home Equity Loan Asset Backed Certificates, Series 1996-C, under the Pooling and Servicing Agreement dated as of August 31, 1996

           22. TMS Home Equity Loan Asset Backed Certificates, Series 1996-D, under the Pooling and Servicing Agreement dated as of November 30, 1996

           23. TMS Home Equity Loan Asset Backed Certificates, Series 1997-A, under the Pooling and Servicing Agreement dated as of February 28, 1997

           24. TMS Home Equity Loan Asset Backed Certificates, Series 1997-B, under the Pooling and Servicing Agreement dated as of May 31, 1997

           25. TMS Home Equity Loan Asset Backed Certificates, Series 1997-C, under the Pooling and Servicing Agreement dated as of August 31, 1997

           26. TMS Home Equity Loan Asset Backed Certificates, Series 1997-D, under the Pooling and Servicing Agreement dated as of November 30, 1997

           27. TMS Home Equity Loan Asset Backed Certificates, Series 1997-I, under the Pooling and Servicing Agreement dated as of February 28, 1997

           28. TMS Home Equity Loan Asset Backed Certificates, Series 1997-II, under the Pooling and Servicing Agreement dated as of May 31, 1997

           29. TMS Asset Backed Certificates, Series 1998-A, under the Pooling and Servicing Agreement dated as of February 28, 1998

           30. TMS Asset Backed Certificates, Series 1998-B, under the Pooling and Servicing Agreement dated as of July 31, 1998

           31. The Money Store Trust, Series 1998-C, under the Sale and Servicing Agreement dated as of August 31, 1998

           32. TMS Home Improvement Loan Backed Certificates, Series 1998-I, under the Pooling and Servicing Agreement dated as of August 31, 1998.


has fulfilled all of its obligations pursuant to the above referenced agreements, as described in Section 7.04 (Annual Statements as to Compliance) for the period of January 1, 1998 through December 31, 1998, and for those transactions which closed in 1998, from their closing dates through December 31, 1998.

      The Company has provided this Officer's Certificate to those parties listed in Section 7.04 of the respective Pooling and Servicing Agreements.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 1, 1999.

                                /S/ JAMES RANSOM
                               ---------------------
                                James Ransom
                                Chief Accounting Officer